UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2014 (February 20, 2014)

BROOKDALE SENIOR LIVING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 20, 2014, Brookdale Senior Living Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Emeritus Corporation, a Washington corporation (“Emeritus”), and Broadway Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Emeritus (the “Merger”), with Emeritus continuing as the surviving corporation and a wholly owned subsidiary of the Company.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $0.0001 per share (“Emeritus Common Stock”), of Emeritus (including each restricted share of Emeritus Common Stock, but not including any shares (x) held by the Company or Emeritus or any of their wholly owned subsidiaries and (y) with respect to which appraisal rights are properly demanded and not withdrawn under Washington law (“Dissenting Shares”)), will be automatically converted into the right to receive 0.95 of a share (the “Exchange Ratio”) of common stock, par value $0.01 per share (“Company Common Stock”), of the Company.

The Merger Agreement provides that each option to purchase Emeritus Common Stock, whether vested or unvested (an “Emeritus Option”), will be canceled at the effective time of the Merger. Any Emeritus Option with an exercise price that is less than the implied dollar value of the per share consideration to be received in the Merger (valuing the Company Common Stock at its volume weighted average price over the 10 trading days preceding the consummation of the Merger) will be converted into the right to receive a number of shares of Company Common Stock (net of any required withholding taxes) equal to the product of (x) the number of shares of Emeritus Common Stock subject to the Emeritus Option multiplied by (y) the excess of the implied dollar value of the per share consideration (based on the volume weighted average described above) over the exercise price of the Emeritus Option. Any Emeritus Option with an exercise price that is equal to or greater than the implied dollar value of the per share consideration to be received in the Merger as described above will be canceled without the payment of any consideration.

The Merger Agreement contains certain customary representations and warranties made by each party that are qualified by the confidential disclosures provided to the other party in connection with the Merger Agreement, as well as matters included in the Company’s and Emeritus’ reports filed with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement. The Company and Emeritus have agreed to various customary covenants and agreements, including covenants regarding the conduct of their respective businesses prior to the closing of the Merger (the “Closing”), and covenants prohibiting each of the Company and Emeritus from soliciting alternative acquisition proposals and providing information to or engaging in discussions with third-parties, except in limited circumstances as provided in the Merger Agreement. In addition, the parties have agreed to use their respective reasonable best efforts to do all things necessary, proper or advisable to consummate the Merger, including obtaining all necessary approvals and consents, subject to certain limitations. In connection with the Merger, the Company will also seek stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Company Common Stock from 200,000,000 to 500,000,000.

The Closing is subject to satisfaction or waiver of certain conditions, including, among others: (i) the approval of the Company’s and Emeritus’ stockholders; (ii) the absence of any law or order prohibiting the Closing; (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the receipt of certain federal and state government approvals necessary for the ownership, operation and management of Emeritus’ senior living facilities and expiration of notice periods for the same, subject to certain exceptions; (v) the continuing effectiveness or receipt, as applicable, of certain third-party consents, subject to certain exceptions; (vi) the accuracy of each party’s representations and warranties, subject to certain materiality qualifiers; (vii) the performance in all material respects of each party’s obligations under the Merger Agreement; (viii) no more than 7.5% of the shares of Emeritus Common Stock being Dissenting Shares; and (ix) the absence of any change, event or development that would reasonably be expected to have either a Parent Material Adverse Effect or a Company Material Adverse Effect (each as defined in the Merger Agreement).

The Merger Agreement may be terminated by either party under certain circumstances, including, among others: (i) if the Closing has not occurred by the nine-month anniversary of the Merger Agreement (subject to extension for up to 60 days if certain required regulatory approvals have not yet been obtained); (ii) if a court or other governmental entity has issued a final and non-appealable order prohibiting the Closing; (iii) if the Company’s or Emeritus’ stockholders fail to approve the transaction; (iv) upon a material uncured breach by the other party that would result in a failure of the conditions to the Closing; or (v) if the other party’s board of directors makes an Adverse Recommendation Change (as defined in the Merger Agreement), or fails to reaffirm its recommendation following receipt of an acquisition proposal. In addition, prior to obtaining its stockholder approval and subject to the payment of a termination fee, Emeritus and the Company each may terminate the Merger Agreement in order to enter into an agreement for a Superior Proposal (as defined in the Merger Agreement). Upon termination of the Merger Agreement, under specified circumstances (including in connection with a Superior Proposal), the Company will be obligated to pay a termination fee of $143 million to Emeritus and Emeritus will be required to pay a termination fee of $53 million to the Company. If the Merger Agreement is terminated because a party’s stockholders do not approve the transaction, such party will be obligated to pay the other party $13.5 million (which amount is intended as compensation for transaction expenses).

The Company and Emeritus have agreed to take all action necessary to provide that the Company’s board of directors appoint one individual serving on the Emeritus board of directors to the Company’s board of directors at the Closing (subject to the approval of such nominee by the Company’s Nominating and Corporate Governance Committee). In connection with the foregoing, it is anticipated that Granger Cobb, President and Chief Executive Officer of Emeritus, will be joining the Company’s board of directors following the Closing. In addition, Mr. Cobb will provide consulting services to the Company following the Closing.

In connection with the execution of the Merger Agreement, the Company concurrently entered into a voting agreement (the “Voting Agreement”) with certain stockholders of Emeritus

(the “Emeritus Stockholders”) providing for, among other things, the Emeritus Stockholders’ agreement to vote all of the shares of Emeritus Common Stock held by them in favor of the transactions contemplated by the Merger Agreement. The Voting Agreement terminates on the earliest of (i) the date the Merger Agreement is terminated in accordance with its terms, (ii) the effective time of the Merger and (iii) the termination of the Voting Agreement by the mutual written consent of the Company and the Stockholders. In addition, certain Stockholders have agreed to certain limitations on their ability to sell Company Common Stock received by them in the Merger for a specified period following the effective time of the Merger.

In connection with the execution of the Merger Agreement, the Company concurrently entered into a letter agreement (the “Letter Agreement”) with certain stockholders of the Company that are affiliates of certain funds managed by affiliates of Fortress Investment Group LLC (the “Fortress Stockholders”) that are party to that certain Stockholders Agreement, dated as of November 28, 2005, by and among the Company and the stockholders named therein (as amended, the “Fortress Stockholders Agreement”), providing for, among other things, the Fortress Stockholders’ agreement to vote all of the shares of Company Common Stock to the extent held by them as of the applicable record date for the Company’s special meeting in favor of the transactions contemplated by the Merger Agreement. Pursuant to the terms and subject to the conditions set forth in the Letter Agreement, the Company has agreed, among other things, (i) following the filing of the Company’s Registration Statement on Form S-4 (the “Form S-4”) and prior to the Closing, not to exercise its right under the Fortress Stockholders Agreement to suspend the Fortress Stockholders’ use of the prospectus under the Company’s Registration Statement on Form S-3 (the “Form S-3”); (ii) from the date of the Merger Agreement until the expiration of a period of thirty consecutive days following the filing of the Form S-4 during which the financial information set forth in the Form S-4 and Form S-3 is not “stale” (such period, the “Restricted Period”), not to issue any Company equity securities, subject to certain exceptions; and (iii) during the thirty day period following any sale by the Fortress Stockholders of at least 5,000,000 shares of Company Common Stock during the Restricted Period, not to issue any Company equity securities, subject to certain exceptions. The Letter Agreement also provides that the Fortress Stockholders will cause the resignation of their designees to the Company’s board of directors upon any decrease of their ownership of Company Common Stock below certain agreed thresholds.

The foregoing descriptions of the Merger Agreement, the Voting Agreement and the Letter Agreement and the transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement, the Voting Agreement and the Letter Agreement, copies of which are attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively, and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Emeritus or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Emeritus or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Emeritus’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with other information regarding the Company and Emeritus, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference to, the Registration Statement on Form S-4 that will include a Joint Proxy Statement of the parties, as well as their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings that each of the Company and Emeritus make with the SEC.

Item 8.01	Other Events.

On February 20, 2014, the Company and Emeritus jointly issued a press release in connection with the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Forward Looking Statements

Certain items in this Form 8-K (and exhibits hereto) (including statements with respect to the Merger) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan” or other similar words or expressions. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under the repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our facilities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; risks relating to the Merger, including in respect of the satisfaction of closing conditions to the Merger; unanticipated difficulties and/or expenditures relating to the Merger; the risk that regulatory approvals required for the Merger are not obtained or are obtained subject to conditions that are not anticipated; uncertainties as to the timing of the Merger; litigation relating to the Merger; the impact of the transaction on relationships with residents, employees and third parties; and the inability to obtain, or delays in obtaining cost savings and synergies from the Merger; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

In connection with the Merger, the Company plans to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of the Company and Emeritus that also constitutes a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the joint proxy statement/prospectus and other filings containing information about the Company and Emeritus may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at www.brookdale.com under the heading “About Brookdale / Investor Relations” or from Emeritus at www.emeritus.com under the heading “Investor Relations.”

The Company and Emeritus and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and Emeritus’ stockholders in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of Company Common Stock is set forth in the proxy statement for the Company’s 2013 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 30, 2013. Information about the directors and executive officers of Emeritus and their ownership of Emeritus Common Stock is set forth in the proxy statement for Emeritus’ 2013 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 9, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the joint proxy statement regarding the Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 20, 2014, by and among Brookdale Senior Living Inc., Emeritus Corporation and Broadway Merger Sub Corporation

10.1	Voting Agreement, dated as of February 20, 2014, by and among Brookdale Senior Living Inc. and the Shareholders named therein

10.2	Letter Agreement, dated as of February 20, 2014, by and among Brookdale Senior Living Inc. and the Stockholders named therein

99.1	Joint Press Release, dated February 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2014	BROOKDALE SENIOR LIVING INC.

	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Vice President, Co-General Counsel and Secretary

BROOKDALE SENIOR LIVING INC.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 20, 2014, by and among Brookdale Senior Living Inc., Emeritus Corporation and Broadway Merger Sub Corporation

10.1	Voting Agreement, dated as of February 20, 2014, by and among Brookdale Senior Living Inc. and the Shareholders named therein

10.2	Letter Agreement, dated as of February 20, 2014, by and among Brookdale Senior Living Inc. and the Stockholders named therein

99.1	Joint Press Release, dated February 20, 2014

9